Exhibit 23.1

Suite 400 - 889 West Pender Street Vancouver, BC Canada V6C 3B2 Tel 604 694-6070 Fax 604 585-3800 info@staleyokada.com www.staleyokada.com

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the use in the Lexaria Corp. registration statement Form SB-2 Amendment #2, of our report dated January 25, 2006, accompanying the financial statements of Lexaria Corp. for the period ended October 31, 2005 which is part of the registration statement and to the reference to us under the heading "Experts" in such registration statement.

"Staley, Okada & Partners"

Vancouver, B.C. STALEY, OKADA & PARTNERS
June 16, 2006 Chartered Accountants